Exhibit 99.2

LEGAL OPINION

To:	JIAYUAN.COM INTERNATIONAL LIMITED
[Room 1005, Changxin Building
No. 39 Anding Road, Chaoyang District
Beijing 100029
the People’s Republic of China]

[   ], 2011

Dear Sir/Madam:

1.

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 4).  For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.

We act as the PRC counsel to Jiayuan.com International Limited (the “Company”), a company incorporated under the laws of Cayman Islands, in connection with (a) the proposed initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADSs”), representing ordinary shares of par value [US$  ] per share of the Company (“Ordinary Shares”) (together with the ADSs, the “Offered Securities”), in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended), and (b) the Company’s proposed listing of the ADSs on the Nasdaq Global Market.

3.

In so acting, we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (“Documents”). In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the

北京 Beijing  上海 Shanghai  深圳 Shenzhen  广州 Guangzhou  东京 Tokyo  武汉 Wuhan  香港 Hong Kong  成都 Chengdu

genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

4.	The following terms as used in this Opinion are defined as follows:

	“Beijing Huaqianshu”	means Beijing Huaqianshu Information Technology Co., Ltd.

	“Beijing Miyuan”	means Beijing Miyuan Information Technology Co., Ltd.

	“Jiayuan Shanghai Center”	means Shanghai Shiji Jiayuan Matchmaking Service Center.

“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on September 8, 2006 and amended on June 22, 2009.

	“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

	“PRC Group Entities”	means PRC Subsidiaries, PRC Operating Companies and Jiayuan Shanghai Center.

	“PRC Operating Companies”	means Shanghai Huaqianshu, Beijing Huaqianshu and Xique.

	“PRC Subsidiaries”	means Shanghai Miyuan and Beijing Miyuan.

	“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

	“Shanghai Huaqianshu”	means Shanghai Huaqianshu Information Technology Co., Ltd.

	“Shanghai Miyuan”	means Miyuan (Shanghai) Information Technology Co., Ltd.

	“Xique”	means Beijing Shiji Xique Information Technology Co., Ltd.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

5.	Based upon and subject to the foregoing, we are of the opinion that:

(1)

Corporate Structure. The descriptions of the corporate structure of the PRC Group Entities set forth in “Our History and Corporate Structure” section of the Prospectus are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects.

We have advised the Company that (i) the corporate structure of the PRC Subsidiaries, the PRC Operating Companies and Jiayuan Shanghai Center, currently complies with, and immediately after this offering, will comply with, PRC Laws; and (ii) the contractual arrangements among the PRC Subsidiaries, the PRC Operating Companies and their respective shareholders and Jiayuan Shanghai Center are valid and binding on all parties to these arrangements, and do not violate PRC Laws.

The statements set forth in the Prospectus under the captions “Risk Factors —Risks Relating to Regulation of Our Business and to Our Structure —If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with restrictions on foreign investment in the online dating services industry and prohibitions on privately funded non-enterprise institutions from engaging in profit-making business operations, we could be subject to severe penalties, including discontinuation of our operations.” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(2)

M&A Rules. We have advised the Company as to the content of the M&A Rules, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of PRC.

We have advised the Company that CSRC approval is not required in the context of this offering because (i) the Company established its PRC Subsidiaries by means of direct investment other than by merger or acquisition of the equity or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are beneficial owners of the Company after the effective date of the M&A Rules; and (ii) no provisions in the M&A Rules clearly classifies contractual arrangements with the PRC Operating Companies as the acquisition subject to the M&A Rules.

The statements set forth in the Prospectus under the captions “Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under PRC regulations and, if required, we cannot assure you that we will be able to obtain such approval.” when taken together with the statements under “Regulation—Regulation on Overseas Listings,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(3)	Enforceability of Civil Procedures.

We have advised the Company that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

We have advised the Company further that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions, provided that the foreign judgments do not violate the basic principles of laws of the PRC or its sovereignty, security, or social and public interest, and that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

(4)

Statements in the Prospectus. The statements in the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Our History and Corporate Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Enforceability of Civil

Liabilities”, “Dividend Policy”, “Business”, “Management”, “Related Party Transactions”, “Regulation”, “Taxation” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion) to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and we have no reason to believe there has been anything omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

6.	This opinion is subject to the following qualifications:

(a)

This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

	(b)	This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter.

(c)

This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by SEC or any other regulatory agencies.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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[Signature Page]

Yours faithfully,

Zhong Lun Law Firm